UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2016

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

817-252-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2016 the Board of Directors (the “Board”) of Pier 1 Imports, Inc. (the “Company”) approved a Shareholder Protection Rights Agreement, between the Company and Computershare Inc., as Rights Agent (the “Rights Agreement”). The following is a summary of the material terms of the Rights Agreement. The full text of the Rights Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

In connection with the Rights Agreement, a dividend was declared of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding as of the close of business on October 7, 2016 (the “Record Time”), which Right entitles the registered holder thereof to purchase one one-thousandth (1/1,000) of a share of the Company’s Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”), at a price of $17.50 (as may be adjusted pursuant to the Rights Agreement, the “Exercise Price”).

The Rights will initially only be transferable with and inseparable from shares of the Common Stock and the registered holders of shares of Common Stock will be the registered holders of the Rights attached to such shares. The rights will be evidenced by the certificate for the associated share of Common Stock (or, if applicable, by the registration of book entry shares on the stock transfer books of the Company). Rights will accompany any new shares of Common Stock issued after the Record Time until the earlier of the Separation Time or the Expiration Time (each as defined below).

The Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day following the first public announcement by the Company or an Acquiring Person (as defined below) that a person or group of affiliated or associated persons (with certain exceptions set forth in the Rights Agreement, an “Acquiring Person”) has become the beneficial owner of 10% or more of the Common Stock, or if such tenth business day occurs before the Record Time, the Record Time, or (ii) the close of business on the tenth business day (or such later date as the Board shall determine) after the date a tender offer or exchange offer by any person (other than by an Exempted Person) is first published, sent, or given within the meaning of 14d-2(a) of the General Rules and Regulations of the Securities Exchange Act of 1934 (the “Exchange Act”), the consummation of which would result in such person becoming an Acquiring Person (the “Separation Time”).

After the Separation Time, the Rights will separate from the Common Stock and will be evidenced solely by Rights certificates that the Rights Agent will mail to all eligible holders of Common Stock. Any rights held by an Acquiring Person or its affiliates and associates will be void and may not be exercised.

The Rights Agreement provides that any person who beneficially owned 10% or more of the Common Stock on the date the Rights Agreement was first publicly announced (including as a result of orders irrevocably placed with a broker prior to such first public announcement), together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder thereafter becomes the beneficial owner of additional shares of Common Stock representing 1% or more of Common Stock then outstanding. However, if upon acquiring beneficial ownership of 1% or more additional shares of Common Stock, the Existing Holder does not beneficially own 10% or more of the Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement.

For purposes of the Rights Agreement, beneficial ownership includes securities deemed to be beneficially owned pursuant to rules 13d-3 and 13d-5(b)(1) of the Exchange Act, and also includes, among other things, securities that may be owned as a result of the exercise of conversion rights, exchange rights, warrants or options, or securities beneficially owned by another person but for which such first person has an agreement to acquire, hold, or vote such securities or to cooperate in seeking or affecting control of the Company. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

Prior to the Expiration Time (as defined below), upon (i) the first date of a public announcement by the Company or an Acquiring Person that a person or group of affiliated or associated persons has become an Acquiring Person, or (ii) such later date and time as the Board of Directors may fix by resolution, each Right will constitute the right to purchase from the Company, the number of shares of Common Stock having an aggregate market price (as determined in the Rights Agreement) equal to twice the Exercise Price for an amount in cash equal to the Exercise Price. On such date, any Rights that are beneficially owned by any Acquiring Person (and such Acquiring Person’s affiliates or associates and, in each case, any transferee thereof) will become null and void.

Prior to the Expiration Time, if (i) there exists an Acquiring Person that controls the Board of Directors or beneficially owns 90% or more of the Common Stock, and the Company is involved in a merger, consolidation or statutory share exchange and either (a) any term of such merger, consolidation or share exchange relating to the treatment of capital stock of the Company that is beneficially owned by the Acquiring Person is not identical to the terms of such transaction relating to capital stock that is beneficially owned by other holders, or (b) such transaction is with the Acquiring Person or any of its affiliates or associates, or (ii) a sale or transfer to any person or to a group of associated or affiliated persons (other than the Company and its subsidiaries) occurs of (x) more than 50% of the Company’s and its subsidiaries’ assets or (y) assets generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (each, a “Flip-over Transaction or Event”) and at the time of such sale or transfer, the Acquiring Person controls the Board, each Right will constitute the right to purchase from the acquiring or other appropriate entity, as applicable, that number of shares of common stock of such entity having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the Exercise Price.

After a person or group of affiliated or associated persons becomes an Acquiring Person, but before such Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may elect to exchange all or a portion of the outstanding Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment as provided in the Rights Agreement, other than the Rights held by the Acquiring Person.

The Board may redeem all (but not less than all) of the Rights for $0.001 per Right (the “Redemption Price”), subject to adjustment as provided in the Rights Agreement, at any time prior to the first date of public announcement by the Company or the Acquiring Person that a person or a group of affiliated or associated persons have become an Acquiring Person. Immediately upon the election of the Board to redeem the Rights, without any further action, the right to exercise will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities as determined by the Board. The Company will promptly give notice to the Rights Agent and the holder of the Rights after the rights have been redeemed.

Each one one-thousandth (1/1,000) of a share of Preferred Stock purchased upon exercise of a Right (i) will not be redeemable, (ii) will entitle holders of such one one-thousandth (1/1,000) of a share to quarterly dividend payments of the greater of $0.01 per one one-thousandth of a share, or an amount equal to the dividend paid on one share of Common Stock; (iii) will entitle holders upon liquidation to receive an amount equal to the greater of $0.01 per one one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, together with accrued dividends to such distribution or payment date, (iv) if shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property via merger, consolidation or a similar transaction, will entitle holders to receive an amount of such other stock or securities, cash and/or any other property that a holder of one share of Common Stock would be entitled to receive and (v) will entitle holders to the same voting power as one share of Common Stock.

The Board shall have the right to adjust, among other things, the Exercise Price, as well as the number of outstanding Rights, to prevent dilution that may occur from a stock dividend, a stock split, a reclassification or other event affecting the outstanding Common Stock.

The Rights will expire on the earlier to occur of (i) the exercise of the right to exchange the Rights for Common Stock, (ii) the redemption of the Rights, (iii) the close of Business on the date of the Company’s duly held (and completed) 2017 annual meeting of stockholders (or, if later, the date the votes of the stockholders of the Company, with respect to such meeting, are certified) unless the Company’s stockholders at such meeting (or any adjournment or postponement thereof) approve the continuation of the Rights and the Rights Agreement, in which event the Expiration Time shall include any date specified (and which is disclosed in the proxy statement, as may be amended or supplemented with respect to such meeting) in, and upon the terms of, such approved agreement and (iv) immediately prior to the effective time of a consolidation, merger or statutory share exchange that does not constitute a Flip- Over Transaction or Event in which the Common Stock is converted into, or into the right to receive, another security, cash or other consideration.

Prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

The terms of the Rights Agreement may be amended by the Company and the Rights Agent without the consent of the holders of the Rights (i) prior to the Separation Time, in any respect, or, (ii) on or after the Separation Time, as the Company may deem necessary or advisable, (w) that will not materially adversely affect the interests of the holders of rights generally (other than an Acquiring Person and its affiliates and associates),(x) to alter time period provisions, (y) to cure ambiguity and inconsistencies or (z) to satisfy any injunction or other order decree or ruling of an governmental authority.

Copies of the Certificate of Designation (as defined below) setting forth the terms of the Series A Junior Participating Preferred Stock and the Rights Agreement (including as Exhibit A the form of Rights Certificate and as Exhibit B the form of Certificate of Designation and Terms of Series A Junior Participating Preferred Stock), have been filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Rights Agreement, the Rights and the Preferred Stock is qualified in its entirety by reference to the Certificate of Designation and the Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Certificate of Designation and Terms of Series A Junior Participating Preferred Stock of Pier 1 Imports, Inc. (the “Certificate of Designation”). The Certificate of Designation is being filed with the Secretary of State of the State of Delaware on September 28, 2016 around the time of filing of this Current Report on Form 8-K. Certain terms set forth in the Certificate of Designation are summarized in Item 1.01 above. The Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation and Terms of Series A Junior Participating Preferred Stock of Pier 1 Imports, Inc. to be filed with the Secretary of State of the State of Delaware on September 28, 2016

4.1	Shareholder Protection Rights Agreement, dated as of September 27, 2016 by and between Pier 1 Imports, Inc. and Computershare Inc., as Rights Agent (including as Exhibit A the form of Rights Certificate and as Exhibit B the form of Certificate of Designation and Terms of the Series A Junior Participating Preferred Stock of the Company).

99.1	Press release dated September 27, 2016, announcing the Company’s adoption of the Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: September 28, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation and Terms of Series A Junior Participating Preferred Stock of Pier 1 Imports, Inc. to be filed with the Secretary of State of the State of Delaware on September 28, 2016

4.1	Shareholder Protection Rights Agreement, dated as of September 27, 2016 by and between Pier 1 Imports, Inc. and Computershare, Inc., as Rights Agent (including as Exhibit A the form of Rights Certificate and as Exhibit B the form of Certificate of Designation and Terms of the Series A Junior Participating Preferred Stock of the Company).

99.1	Press release dated September 27, 2016, announcing the Company’s adoption of the Rights Agreement.